Exhibit 4.12

Execution Version

December 22, 2010

Registration Rights Agreement Joinder

WHEREAS, AMO Escrow Corporation and J.P. Morgan Securities LLC, as representative of the Initial Purchasers named on Schedule I of the Purchase Agreement (collectively, the “Initial Purchasers”), heretofore executed and delivered a registration rights agreement (“Registration Rights Agreement”), dated December 1, 2010, providing for the registration and exchange of the Securities (as defined therein); and

WHEREAS, American Media, Inc. (as successor by merger to American Media Operations, Inc.), a Delaware corporation (the “Company”), and each of the undersigned guarantors (the “Guarantors”), each of which was originally not a party thereto, has agreed to join in the Registration Rights Agreement on the Release Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, the Company and each Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned signatory parties hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this registration rights agreement joinder (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to the Guarantors and/or the Company, as applicable, to such signatory party in the Registration Rights Agreement as if made by, and with respect to, such signatory party; and (iii) perform all obligations and duties required and be entitled to all the benefits of the Guarantors or the Company, as applicable, and of such signatory party pursuant to the Registration Rights Agreement.

2. Representations and Warranties and Agreements of the Company and the Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby. This Joinder Agreement has been duly authorized, executed and delivered by each of the undersigned, and constitutes a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

3. Counterparts. This Joinder Agreement may be signed in one or more counterparts, each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties to the Registration Rights Agreement.

5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6. Applicable Law. This Joinder Agreement, and any claims, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first written above.

THE COMPANY:

AMERICAN MEDIA, INC.

By:	/s/ Christopher V. Polimeni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

THE GUARANTORS:

AMERICAN MEDIA CONSUMER ENTERTAINMENT, INC.

AMERICAN MEDIA CONSUMER MAGAZINE GROUP, INC.

AMERICAN MEDIA DISTRIBUTION & MARKETING GROUP, INC.

AMERICAN MEDIA MINI MAGS, INC.

AMERICAN MEDIA NEWSPAPER GROUP, INC.

AMERICAN MEDIA PROPERTY GROUP, INC.

AMI DIGITAL COMMERCE, INC.

COUNTRY MUSIC MEDIA GROUP, INC.

DISTRIBUTION SERVICES, INC.

GLOBE COMMUNICATIONS CORP.

GLOBE EDITORIAL, INC.

NATIONAL ENQUIRER, INC.

NATIONAL EXAMINER, INC.

MIRA! EDITORIAL, INC.

STAR EDITORIAL, INC.

WEIDER PUBLICATIONS, LLC

By:	/s/ Christopher V. Polimeni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Registration Rights Agreement Joinder]